Exhibit 5.5

767 Fifth Avenue

New York, NY 10153-0119

+1 212 310 8000 tel

+1 212 310 8007 fax

August 8, 2013

Willis Group Holdings Public Limited Company

51 Lime Street

London EC3M 7DQ, England

Ladies and Gentlemen:

We have acted as counsel to Trinity Acquisition plc, a company with limited liability organized under the laws of England and Wales (the “Issuer”) and Willis Group Holdings Public Limited Company, a company incorporated under the laws of Ireland having company number 475616 (the “Company”), Willis North America, a Delaware corporation (the “U.S. Guarantor”), Willis Netherlands Holdings B.V., a company organized under the laws of the Netherlands, Willis Investment UK Holdings Limited, a company with limited liability organized under the laws of England and Wales, TA I Limited, a company with limited liability organized under the laws of England and Wales, and Willis Group Limited, a company with limited liability organized under the laws of England and Wales (individually, a “Guarantor” and collectively, the “Guarantors”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Post-Effective Amendment No. 1, dated August 8, 2013 (the “Post-Effective Amendment”) to the Registration Statement on Form S-3, filed by the Issuer and the Guarantors with the Commission on October 19, 2012 (as amended by the Post-Effective Amendment, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the registration of the following securities, and the prospectus contained therein: (i) debt securities of the Issuer (the “Debt Securities”) and (ii) guarantees of the Guarantors to be issued in connection with the Debt Securities (the “Guarantees”). The Debt Securities and the Guarantees are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus pursuant to Rule 415 under the Securities Act.

The Securities will be issued under an Indenture (the “Indenture”) between the Issuer, the Guarantors and Wells Fargo Bank, N.A., as Trustee (the “Trustee”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement; (ii) the Prospectus; (iii) the form of Debt Security included in the Indenture, (iv) the Indenture (including the Guarantees); and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Issuer and the Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

August 8, 2013

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Issuer and the Guarantors. We have also assumed (i) the valid existence of the Issuer, the Guarantors (other than the U.S. Guarantor) and the Trustee, and (ii) that each of the Issuer, the Guarantors (other than the U.S. Guarantor) and the Trustee has the requisite corporate power and authority to enter into and perform, as applicable, the Indenture and the Securities.

Further, we have assumed (i) any amendments to the Registration Statement (including the Post-Effective Amendment and any other post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement, the appropriate prospectus supplement and the applicable definitive underwriting or similar agreement, (v) any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority will have been issued, (vi) the terms of any Securities and their issuance and sale will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company, (vii) a definitive underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Issuer and the other party or parties thereto, (viii) the Indenture and any supplemental indentures thereto will have been qualified under the Trust Indenture Act of 1939, as amended, and (ix) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.

Based on and subject to the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Debt Securities. Assuming that the issuance and terms of any Debt Securities and the terms of the offering thereof have been duly authorized, when (i) the Indenture, substantially in the form so filed, and the applicable supplemental indentures, as the case may be, relating to the Debt Securities have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of the Debt Securities to be issued under the Indenture and the applicable supplemental indentures and the terms of their issuance and sale have been duly established in conformity with the Indenture and the applicable supplemental indentures and (iii) the Debt Securities have been duly executed and authenticated in accordance with the Indenture and the applicable supplemental indentures and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement approved by the Issuer’s board of directors, then such Debt Securities will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance,

August 8, 2013

reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

2. Guarantees. Assuming that the issuance and terms of any Guarantees and the terms of the offering thereof have been duly authorized, when (i) the Indenture substantially in the form so filed, and the applicable supplemental indentures, as the case may be, relating to the Debt Securities and the Guarantees have been duly executed, authorized and delivered by all parties thereto, (ii) the terms of the Guarantees to be issued under the Indenture and the applicable supplemental indenture and the terms of their issuance and sale have been duly established in conformity with the Indenture and the applicable supplemental indentures and (iii) the related Debt Securities have been duly executed and authenticated in accordance with the Indenture and applicable supplemental indentures and issued and sold as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any applicable underwriting or similar agreement, then such Guarantees will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

The opinions expressed herein are limited to the laws of the State of New York and the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the use of this letter as an exhibit to the Post-Effective Amendment and to any and all references to our firm in the Prospectus which is a part of the Post-Effective Amendment. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP